                                                                   EXHIBIT 10.27

                              FORBEARANCE AGREEMENT
                     AND FIRST AMENDMENT TO CREDIT AGREEMENT


         This Agreement is entered into and effective as of March 21, 2003, by and between JENS' OIL FIELD SERVICE, INC., a Texas corporation (the "Borrower") and WELLS FARGO CREDIT, INC., a Minnesota corporation (the "Lender").

                                    RECITALS

         The Borrower and Lender entered into a Credit and Security Agreement dated as of February 1, 2002 (the "Credit Agreement"). Capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement.

         Pursuant to the Credit Agreement, the Lender has made a Term Advance to the Borrower in the amount of $4,042,396, has made a Real Estate Advance to the Borrower in the amount of $532,000, and has committed to make revolving Advances to the Borrower not to exceed $1,000,000. The principal balance of all of the loans, together with accrued and unpaid interest thereon, and fees and reimbursable expenses in connection with the foregoing (collectively, the "Indebtedness") are secured by substantially all of the assets of the Borrower pursuant to the terms of the Credit Agreement.

         The Borrower is in default of the following provisions under the Credit Agreement (collectively, the "Designated Defaults"): Section 6.7(b); Section 6.12(b) for June 30, 2002 and September 30, 2002; Section 7.10; and Sections 8.1(p) and 8.1(q) as a result of defaults in existence as of the date of this Agreement under the Strata Credit Agreement and the Borrower's agreements with Energy Group and Energy Capital. At no time has the Lender waived the Designated Defaults.

         As a result of the Designated Defaults, the Lender has the unrestricted right to declare the Indebtedness immediately due and payable and to exercise its rights and remedies with respect to the collateral for such Indebtedness. The Borrower has requested that the Lender forbear from exercising its remedies under the Credit Agreement, and the Lender is willing to do so on the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto agree as follows:

         1. DEFINED TERMS. Capitalized terms used in this Agreement which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

         2. AGREEMENT TO FORBEAR. The Lender agrees that during the period from the date hereof to and including the earlier of (i) June 30, 2003 or (ii) the date on which a Forbearance Default occurs (the "Forbearance Period"), the Lender will not demand payment of, accelerate the maturity of or otherwise initiate collection action with respect to the Indebtedness, and will not implement the Default Rate of interest.

         3. FORBEARANCE DEFAULTS. "Forbearance Default" means any of the following:

                  (a) a Default or an Event of Default, other than (i) a Designated Default or (ii) a breach of the financial covenants in
         Section 6.12(b) of the Credit Agreement;

                  (b) payment by the Borrower on any debt subject to a Subordination Agreement; provided, however, that so long as no Forbearance Default has occurred or would occur immediately after or as a result of such payment, the Borrower may pay regular monthly interest payments to Wells Fargo Energy Capital in an amount not to exceed $30,000 per month in the aggregate (but the Borrower may not pay any unpaid amounts that were due prior to January 1, 2003);

                  (c) payment by the Borrower of any dividends or distributions to shareholders; provided, however, that so long as no Forbearance Default has occurred or would occur immediately after or as a result of such distribution, and after providing evidence of such expenses acceptable to the Lender in its sole discretion, the Borrower may (i) make monthly distributions of up to $25,000 for the purpose of paying corporate expenses incurred by Allis-Chalmers, and (ii) make a one-time distribution to Allis- Chalmers of up to $300,000 to pay for corporate franchise taxes, preparation of a proxy statement and annual report, legal and accounting costs for the audit of the Borrower's financial statements for its fiscal year ended December 31, 2002, and necessary filings with the Securities and Exchange Commission;

                  (d) the Borrower shall have less than $250,000 in Availability at any time; or

                  (e) a Forbearance Default shall occur under the Forbearance Agreement and Second Amendment to Amended and Restated Credit Agreement, of even date herewith, by and between the Lender and Strata.

         4.       AMENDMENTS TO CREDIT AGREEMENT.

                  (a) Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

                  "Revolving Floating Rate" means an annual rate equal to the sum of the Base Rate plus three percent (3.0%), which annual rate shall change when and as the Base Rate changes.

                  "Term Floating Rate" means an annual rate equal to the sum of the Base Rate plus three percent (3.0%), which annual rate shall change when and as the Base Rate changes.

                  (b) Section 6.12(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "(a) Borrower will maintain, for each period
                  described below, its Debt Service Coverage Ratio at not less than the amount set forth opposite such period:

                                                          MINIMUM DEBT SERVICE
                        PERIOD                               COVERAGE RATIO
                        ------                               --------------

          Three months ending March 31, 2003                   0.90 to 1

           Six months ending June 30, 2003                     1.30 to 1"

                   (c) Section 6.13 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Section 6.13 Minimum Period-to-Date Net Income. Borrower will achieve, as of each period described below, Net Income of not less than the amount set forth opposite such period:

                                                        MINIMUM PERIOD-TO-DATE
             PERIOD                                           NET INCOME
             ------                                           ----------
Month ending January 31, 2003                                  $155,000
Two months ending February 28, 2003                            $270,000
Three months ending March 31, 2003                             $410,000
Four months ending April 30, 2003                              $560,000
Five months ending May 31, 2003                                $700,000
Six months ending June 30, 2003                               $845,000"

                  (d) Section 7.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "Section 7.10 Capital Expenditures. The Borrower will
                  not incur or contract to incur Capital Expenditures of more than $100,000 in the aggregate during the Borrower's fiscal year ending December 31, 2003; provided, however, that in addition to the foregoing, the Borrower may incur Capital Expenditures of up to $300,000 for purchase of Equipment to be used in Mexico during such fiscal year; and provided further that upon receipt of cash proceeds under the Borrower's existing insurance claim for Mexican equipment, the Borrower may incur additional Capital Expenditures up to the amount of such insurance proceeds actually received, but not in excess of $200,000."

         5. BORROWER ACKNOWLEDGMENTS. By signing this Agreement, the Borrower acknowledges and agrees that the Designated Defaults currently exist on the part of the Borrower under the Credit Agreement and that as a result of such Designated Defaults, the Lender could, in the absence of the Lender's agreement to forbear as set forth in this Agreement, in its sole discretion, demand immediate payment or otherwise take collection action with respect to the Indebtedness. The Borrower further acknowledges and agrees that the Indebtedness is the valid and enforceable obligation of the Borrower and is not subject to any defenses or rights of set off of any kind or nature and that all of the Indebtedness is secured by a valid and perfected lien in the Collateral.

         6. FORBEARANCE AND AMENDMENT FEE. The Borrower shall pay to the Lender, as of the date hereof, a fully earned, non-refundable fee of $10,000 in consideration of the Lender's execution of this Agreement.

         7. CONDITIONS PRECEDENT. This Agreement shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

                  (a) A certificate of the Secretary or Assistant Secretary of the Borrower certifying as to (i) the resolutions adopted by the Borrower's directors with respect to this Agreement; (ii) the continued authorization of the Borrower's officers and agents previously certified to the Lender; and (iii) the fact that the articles of incorporation and bylaws of the Borrower have not been amended since such documents were last certified to the Lender.

                  (b) The Acknowledgment and Agreement of Guarantors set forth at the end of this Agreement, duly executed by the Guarantors.

                  (c) Payment of the fee set forth in paragraph 7.

                  (d) Projections showing expected revenues, expenses, cash flows, borrowing base, and other financial information, on a monthly basis through the end of the Forbearance Period, showing the Borrower's ability to meet its cash needs through such period.

         8. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lender as follows:

                  (a) The Borrower has all requisite power and authority to execute this Agreement and to perform all of its obligations hereunder, and this Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                  (b) The execution, delivery and performance by the Borrower of this Agreement have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                  (c) All of the representations and warranties contained in
         Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date.

         9. NO WAIVER. The execution of this Agreement and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to either Lender and whether or not existing on the date of this Agreement.

         10. RELEASE. The Borrower, and each Guarantor by signing the Acknowledgment and Agreement of Guarantors set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all known claims, demands or causes of action of any kind, nature or description arising out of or relating in any way to this Agreement, the Credit Agreement, or the other Loan Documents, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured.

         11. COSTS AND EXPENSES. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Agreement and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

         12. MISCELLANEOUS. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota. In any action brought or arising out of this Agreement, the Borrower hereby consents to the sole jurisdiction of any federal or state court having proper venue within the State of Minnesota and also consents to the service of process by any means authorized by Minnesota law. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. Except as expressly provided otherwise herein, all terms used herein shall have the meaning given to them in the applicable Credit Agreement. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom, and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part hereof. This Agreement, together with the Credit Agreement and the other agreements and documents referred to therein, including all amendments thereto, comprises the complete and integrated agreement of the parties on the subject matter hereof. This Agreement shall not be modified except by written instrument executed by the Borrower and the Lender. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                       JENS' OIL FIELD SERVICE, INC.

                                       By  /S/ MUNAWAR HIDAYATALLAH
                                           ------------------------
                                       Its   Chief Executive Officer


                                       WELLS FARGO CREDIT, INC.

                                       By  /S/ MICHELLE SALISBURY
                                           ----------------------
                                           Michelle Salisbury, Vice President

                   ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

         The undersigned, each a guarantor of the indebtedness of Jens' Oil Field Service, Inc. (the "Borrower") to Wells Fargo Credit, Inc. (the "Lender") pursuant to a separate Guaranty each dated as of February 1, 2002 (each, a "Guaranty"), hereby (i) acknowledges receipt of the foregoing Agreement; (ii) consents to the terms (including without limitation the release set forth in paragraph 10 of the Agreement) and execution thereof; (iii) reaffirms his or its obligations to the Lender pursuant to the terms of his or its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under his or its Guaranty for all of the Borrower's present and future indebtedness to the Lender.



                                         ALLIS-CHALMERS CORPORATION

                                         By  /S/ MUNAWAR HIDAYATALLAH
                                             ------------------------
                                         Its   Chief Executive Officer


                                         WELLS FARGO CREDIT, INC.

                                         By  /S/ MICHELLE SALISBURY
                                             ----------------------
                                             Michelle Salisbury, Vice President